UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2014 (September 30, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

ARC Properties Operating Partnership, L.P. enters into an Equity Purchase Agreement with RCS Capital Corporation in connection with Sale of Cole Capital®.

On September 30, 2014, RCS Capital Corporation (“RCAP”) and ARC Properties Operating Partnership, L.P. (“ARCP OP”), a subsidiary and the operating partnership of American Realty Capital Properties, Inc. (“ARCP”), entered into an Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which ARCP OP will sell to RCAP ARCP OP’s private capital management business Cole Capital, including its broker-dealer, wholesale distribution and non-traded real estate investment trust (“REIT”) sponsorship and advisory businesses (the “Business”). Pursuant to the terms and subject to the conditions of the Purchase Agreement, ARCP OP will sell to RCAP all of the outstanding equity interests held by ARCP OP in each of Cole Capital Advisors, Inc., an Arizona corporation (“CCA”) and Cole Capital Partners, LLC, an Arizona limited liability company (“CCP”), such that, immediately following the consummation of the transactions contemplated by the Purchase Agreement (the “Transactions”), RCAP, through CCA, CCP and their respective subsidiaries, will be engaged in the Business.

The purchase price to be paid by RCAP pursuant to the Purchase Agreement is $700 million (the “Purchase Price”), comprised of (i) $200 million in cash, (ii) at RCAP’s discretion, either 8,397,857 shares of RCAP’s Class A common stock (the “RCAP Shares”), or $200 million in cash and (iii) an unsecured promissory note of RCAP in the aggregate principle amount of $300 million (the “Note”), as further described below. In addition, the Purchase Price is subject to a working capital adjustment and an earn-out of up to $130 million (payable either in cash or one-half in cash and one-half in RCAP shares, at RCAP’s discretion, as described below) based on the EBITDA of the Business exceeding a specified EBITDA target of $75 million in 2015 (as described below).

The Purchase Agreement provides that the Transactions will be consummated in two closings.

At the first closing (the “First Closing”), to be consummated promptly upon the expiration or termination of the applicable Hart-Scott Rodino waiting period, and subject to the satisfaction or waiver of other customary conditions, subsidiaries of RCAP will enter into interim sub-advisory arrangements with the current advisors (which are subsidiaries of ARCP OP) of the five non-traded REITs sponsored and advised by the Business. The subsidiaries of ARCP and RCAP will be entitled to the same fees and expense reimbursements under the interim agreement that they will receive under the advisory agreements and sub-advisory agreements to be entered into at the Second Closing.

In addition, Realty Capital Securities, LLC (“RCS”), a subsidiary of RCAP, will enter into wholesaling agreements whereby Cole Capital Corporation, a subsidiary of CCA, will engage RCS as its distribution agent for the three non-traded REITs for which it currently serves as “dealer-manager.” RCS will receive a sourcing fee on sales through dealers it sources.

The Purchase Agreement provides that a portion of the Purchase Price equal to $10 million will be paid in cash by RCAP at the First Closing.

At the second closing (the “Second Closing”), to be consummated promptly upon the earlier of approval from the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the proposed change of control of Cole Capital Corporation, the subsidiary of CCA that is a regulated broker-dealer, or the lapse of the 31-day period after filing of the FINRA application, if FINRA has not objected to the consummation of the Second Closing, and subject to the satisfaction or waiver of other customary conditions, ARCP OP will transfer to RCAP all of its equity interests in CCA and CCP. The Purchase Agreement provides that RCAP will pay a portion of the Purchase Price equal to $65 million in cash and deliver the Note to ARCP OP at the Second Closing.

Subject to the consummation of the First Closing and the Second Closing, the remainder of the Purchase Price, consisting of (i) $125 million in cash and (ii) either the RCAP Shares or the additional $200 million in cash in lieu of the RCAP Shares, is payable by RCAP on April 1, 2015.

The Purchase Agreement provides that ARCP OP will also be entitled to an earn-out payment of an amount, not to exceed $130 million, equal to one-half of (i) the amount by which the Business’s EBITDA for the fiscal year ending December 31, 2015 exceeds $75 million, multiplied by (ii) the earnout multiple of 7.4 (the “Earnout Payment”). At RCAP’s discretion, RCAP may elect either to pay the entire Earnout Payment in cash, or pay one-half of the Earnout Payment in cash and one-half of the Earnout Payment by issuing ARCP OP such number of shares of RCAP Class A common stock determined by dividing 50% of the Earnout Payment by the intraday volume weighted average price of RCAP Class A common stock over the 10-day period ending on the date on which the calculation of the Earnout Payment is deemed final in accordance with the Purchase Agreement.

If, prior to December 31, 2015, there is a change in control of RCAP, or a sale by RCAP of all or substantially all of the Business or of the assets of CCA and CCP and their respective subsidiaries to a third party, ARCP OP will be entitled to a special earnout payment (the “Special Earnout Payment”) in lieu of the Earnout Payment. The Special Earnout Payment will be calculated and payable in the same manner and form as the Earnout Payment, except that (i) the Business’ EBITDA for the fiscal year ending December 31, 2015 will be based on a projection of the Business’ EBITDA for such fiscal year, as determined in good faith by financial advisors engaged by RCAP and ARCP OP, and (ii) the Special Earnout Payment will be at least $50 million, regardless of the projected EBITDA for the Business for the fiscal year ending December 31, 2015.

The Purchase Agreement contains customary representations and warranties, and the consummation of the Transactions will remain subject to various conditions, including, among other things, the expiration or termination of the applicable Hart-Scott Rodino waiting period (with respect to the First Closing) and approval from FINRA or expiration of the applicable FINRA waiting period (in respect of the Second Closing). Moreover, each party’s obligation to consummate the First Closing and Second Closing is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Business between the date of the signing of the Purchase Agreement and the Second Closing. In addition, the Purchase Agreement restricts ARCP OP from soliciting or participating in discussions regarding any alternative transactions relating to the disposition of the Business.

The Purchase Agreement contains certain termination rights, including a right to terminate the Purchase Agreement if the Second Closing has not occurred by December 31, 2014. The Purchase Agreement also contains indemnification provisions pursuant to which RCAP and ARCP OP have agreed to indemnify each other for certain breaches of representations, warranties, covenants and other agreements.

The Note

The Note, in the aggregate principal amount of $300 million, will mature on December 16, 2021, and will bear interest at increasing rates of 7.5% per annum (from the date of the First Closing until the fourth anniversary of the Second Closing), 8.5% per annum (from the fourth anniversary of the Second Closing until the fifth anniversary of the Second Closing), 9.5% per annum (from the fifth anniversary of the Second Closing until the sixth anniversary of the Second Closing), and 10.5% per annum (from the sixth anniversary of the Second Closing until the maturity date). Interest on the note will begin to accrue as of the First Closing. Interest will be payable in cash quarterly to the then holder or holders of the Note each March 16, June 16, September 16 and December 16 prior to the Note’s maturity. The Note is redeemable by RCAP at any time after December 31, 2015 at a redemption price equal to 100% of the outstanding principal amount plus all accrued and unpaid interest thereon. Additionally, upon a change of control of RCAP, RCAP will be required to make an offer to redeem the Note at a redemption price equal to 100% of the outstanding principal amount plus accrued and unpaid interest. Prior to January 1, 2017, redemption of any portion of the Note then held by ARCP OP will be subject to certain limitations relating to ARCP’s (as defined below) status as a REIT for tax purposes.

In connection with the transactions contemplated by the Purchase Agreement, certain additional definitive documents will be executed, including Sub-advisory Agreements, a Non-competition and Exclusivity Agreement, services agreements, and a Registration Rights Agreement, which are described below.

Sub-advisory Agreements

Pursuant to the Purchase Agreement, at the Second Closing, the advisors of each non-traded REIT sponsored and advised by the Business (each, following the Second Closing, a subsidiary of RCAP) and a subsidiary of ARCP OP will enter into sub-advisory agreements (the ”Sub-advisory Agreements”), whereby such subsidiaries of ARCP OP will be engaged as sub-advisors by each of the advisors to each of the respective non-traded REITs sponsored by the Business and will be responsible for presenting to the respective non-traded REITs potential investment opportunities consistent with the investment objective and policies of such non-traded REITs, supervising the operating and administration of such non-traded REITs and assisting in the disposition of the assets of such non-traded REITs. As compensation for services provided under the Sub-advisory Agreements, the sub-advisors will generally receive 50% of the acquisition fees (100% of acquisition fees with respect to acquisitions which are the subject of an executed purchase and sale agreement or letter of intent prior to the date of execution of the Purchase Agreement) and advisory fees, 25% of the disposition fees and 15% of the performance fees payable by the five applicable non-traded REITs (except the sub-advisor in respect of CCIT (as defined below) shall be entitled to 100% of the disposition fees and performance fees with respect to the pending disposition of Cole Corporate Income Trust, Inc. (“CCIT”) to Select Income REIT). Unless sooner terminated in accordance with the terms of the Sub-advisory Agreements, the Sub-advisory Agreements will terminate concurrently with the advisory agreements of such non-traded REITs.

The parties have also agreed that affiliates of RCAP will enter into substantially similar sub-advisory arrangements with two additional non-traded REITS that are anticipated to be sponsored and advised by the Business.

Non-competition and Exclusivity Agreement

Pursuant to the Purchase Agreement, at the Second Closing, ARCP and RCAP will enter into a Non-Competition and Exclusivity Agreement (the “Non-Competition and Exclusivity Agreement”) along with David Kay and Lisa Beeson, executive officers of ARCP (the “ARCP Executives”). The Non-Competition and Exclusivity Agreement will provide, among other things, that, subject to certain limited exceptions, ARCP and the ARCP Executives, will agree not to sponsor, distribute any securities of, raise capital for, invest in, or engage in similar activities with respect to non-traded REITs or similar offerings whose investment strategy is to invest primarily in single tenant net-leased properties in the United States (the “Restricted Activities”). Additionally, ARCP and the ARCP Executives will agree not to hold any interest in (other than a de minimis interest in a class of securities listed on a national securities exchange), or perform any services to, any person that directly or indirectly engages in Restricted Activities.

For so long as RCAP is in the business of sponsoring, distributing any securities of, or raising capital for the non-traded REITs sponsored and advised by the Business, ARCP and the ARCP Executives will also agree to non-solicitation provisions with respect to certain persons involved in the U.S. Net Lease REIT business of RCAP and related non-interference provisions with respect to the U.S. Net Lease REITs business of RCAP, subject to customary carve-outs.

RCAP will agree that it will not engage any sub-advisor to perform advisory services for the non-traded REITs covered by the Sub-Advisory Agreements other than ARCP OP.

Services Agreements

At the Second Closing, ARCP and RCAP will enter into a Services Agreement (the “Services Agreement”), pursuant to which, among other things, (i) ARCP (or one of its affiliates) will provide acquisition support, accounting support, information technology support and other services, and use of and access to certain premises, to RCAP and (ii) RCAP (or one of its affiliates) will provide accounting system services and other services to ARCP. Both ARCP and RCAP will be entitled to receive their actual costs and expenses for the provision of services under the Services Agreement. Unless sooner terminated in accordance with the terms of the Services Agreement, the Services Agreement will continue in full force and effect so long as any of the Sub-advisory Agreements are in full force and effect. Additionally, at the First Closing, an affiliate of ARCP OP and RCAP will enter into a Transition Services Agreement (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement, an affiliate of ARCP OP will provide certain transition services to RCAP during the fourth quarter of 2014.

Registration Rights Agreement

At the Second Closing, the parties will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in respect of the RCAP Shares. Pursuant to the Registration Rights Agreement, among other things, (i) RCAP will agree to prepare and file a shelf-registration statement covering the resale of the RCAP Shares and will use its reasonable best efforts to keep the shelf-registration statement continuously effective, (ii) ARCP OP will have piggyback rights whenever RCAP proposes to register any of its common stock in connection with an underwritten public offering, and (iii) ARCP OP will have three (3) demand rights to sell all or any portion of the RCAP Shares in an underwritten shelf takedown. The Registration Rights Agreement will only become effective if RCAP issues the RCAP Shares in satisfaction of its obligations under the Purchase Agreement.

The descriptions of the Purchase Agreement and each other related agreement contained in this Current Report on Form 8-K provide a summary and are qualified in their entirety by the terms of the Purchase Agreement and such other related agreements. ARCP will file the Purchase Agreement and such other agreements with the U.S. Securities and Exchange Commission (the “SEC”) as exhibits to its next Quarterly Report on Form 10-Q.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Purchase Agreement will be consummated, market and other expectations, objectives or intentions.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; the inability to obtain regulatory approvals for the proposed Transactions, including, among other things, approval of certain changes in control of Cole Capital Corporation; risks related to disruption of management’s attention from the ongoing business operations due to the proposed Transactions; market volatility; unexpected costs or liabilities that may arise from the proposed Transactions, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; the effect of the announcement of the proposed Transactions on RCAP’s, ARCP’s or ARCP OP’s relationships with their respective employees or entities with which they conduct business, operating results and businesses generally; risks to consummation of the proposed transaction, including the risk that the Transactions will not be consummated within the expected time period or at all; ARCP’s and ARCP OP’s ability to realize the benefits of the Transactions; and future regulatory or legislative actions that could adversely affect the parties to the Transactions. Additional factors that may affect future results are contained in ARCP’s filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and ARCP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

October 6, 2014	By:	/s/ David S. Kay
	Name:	David S. Kay
	Title:	Chief Executive Officer and Director